UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2021

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Necco Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events

Attached as Exhibit 99 and incorporated by reference herein is a press release dated November 10, 2021 issued by General Electric Company (“GE”) announcing the commencement of cash tender offers to purchase certain of the existing debt securities originally issued by GE or an affiliate (and assumed or guaranteed by GE) (each, a “Tender Offer” and together, the “Tender Offers”).

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99	Press release, dated November 10, 2021 issued by GE.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

This document contains “forward-looking statements”—that is, statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the expected timing, size or other terms of each Tender Offer and GE’s ability to complete each Tender Offer, (2) the ability to effect the spin-off transactions and to meet the conditions related thereto, (3) potential uncertainty during the pendency of the spin-off transactions that could affect GE’s financial performance, (4) the possibility that the spin-off transactions will not be completed within the anticipated time period or at all, (5) the possibility that the spin-off transactions will not achieve their intended benefits, (6) the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the spin-off transactions, (7) uncertainty of the expected financial performance of GE or the separated companies following completion of the spin-off transactions, (8) negative effects of the announcement or pendency of the spin-off transactions on the market price of GE’s securities and/or on the financial performance of GE, (9) evolving legal, regulatory and tax regimes, (10) changes in general economic and/or industry specific conditions, (11) actions by third parties, including government agencies, and (12) other risk factors as detailed from time to time in GE’s reports filed with the SEC, including GE’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, periodic current reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 10, 2021	/s/ Jennifer VanBelle
Jennifer VanBelle
Senior Vice President and Treasurer